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                                                                     Exhibit 5.1

                     [Vinson & Elkins L.L.P. Letterhead]

                                 August 7, 1997

Quaker State Corporation
225 East John Carpenter Freeway
Irving, Texas 75062

Re:      Registration Statement on Form S-8 for the 1994 Stock Incentive Plan

Gentlemen:

    We have acted as counsel to Quaker State Corporation, a Delaware corporation (the "Corporation"), in connection with the above-captioned registration statement (the "Registration Statement") relating to the 3,500,000 shares of Capital Stock, par value $1.00 per share, of the Corporation (the "Capital Stock") which may be issued under its 1994 Stock Incentive Plan (the "Plan"). Either authorized but unissued or treasury shares of Capital Stock may be used under the Plan. In rendering our opinion below, we have assumed that only authorized but unissued shares will be issued under the Plan.

    In connection with this opinion, we have examined, among other things:

    1. resolutions adopted by the Corporation's Board of Directors on January 29, 1997, amending the Plan to increase the number of shares of Capital Stock that may be issued thereunder from 1,362,978 to 4,862,978 shares;

    2. the Certificate of Incorporation of the Corporation as in effect at all times since the last amendment to the Certificate of Incorporation effective June 13, 1997;

    3. the Bylaws of the Corporation, as amended and restated on March 27, 1997;

    4.   the Plan, as amended and restated on May 16, 1997;

    5. a copy of the Report of Inspectors of Election, indicating that the amendment to the Plan referred to in clause (1) above was approved by the Corporation's stockholders at the Corporation's Annual Meeting of Stockholders held on May 16, 1997.

    As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Corporation, without further investigation as to the facts set forth therein.

    Based on the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions, certificates of public officials, and questions of law as we considered necessary in order to enable us to furnish this opinion, we advise you that in our opinion, the 3,500,000 shares of Capital Stock, the offering and sale of which, pursuant to the Plan, is being registered on the Registration Statement, have been duly authorized, and upon
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issuance in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

    The opinion expressed above is subject to the following assumptions, exceptions and qualifications:

    a. We have assumed that (i) all information in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each person signing any document reviewed by us in any representative capacity had proper authority to do so, and (vi) each natural person signing any document reviewed by us had the legal capacity to do so.

    b. We are admitted to practice law in the State of Texas. The foregoing opinion is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

    c. We have assumed that the exercise price for each of the shares of Capital Stock issued under the Plan will not be less than the par value of such share of Capital Stock at the time of issuance.

    d. We have assumed there are no agreements that affect the ability of the Corporation to issue the shares of Capital Stock.

    We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the Section 10(a) prospectus used in connection with the Plan and the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Yours truly,



                                          Vinson & Elkins L.L.P.